UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2008

LCA-VISION INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27610 (Commission File Number)	11-2882328 (IRS Employer Identification No.)

7840 Montgomery Road, Cincinnati, Ohio	45236
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (513) 792-9292

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

  (a)
On December 31, 2008, the Board of LCA-Vision Inc. (the “Company”) approved amendments to the Company’s By-Laws to ensure that all stockholders have advance notice of nominations of directors and the proposal of other business, as applicable, to be brought before stockholders at an annual meeting.

Prior to the adoption of these amendments, a stockholder could have presented a slate of directors or proposed business before an annual meeting without the Company or any other stockholder being aware that such proposal would be raised.  Thus, stockholders could have been asked to vote on such matter without being provided with any information on the matter.  Similarly, a majority of stockholders could have raised a proposal and adopted it without the vote of any other stockholder, and again with no advance knowledge that the matter would even be considered at the annual meeting, thereby disenfranchising the minority stockholders.  The Board of Directors believes that it is in the best interests of stockholders that all stockholders be given advance notice of all matters intended to be raised at an annual meeting.  These advance notice provisions do not prohibit any stockholder from nominating a slate of directors at, or proposing other business before an annual meeting, but merely require advance notice of the intent to bring such nomination or proposal and a minimal amount of information regarding the nominees or the proposal.  These provisions are similar to those of many public companies.

Specifically, the By-Laws were amended to add new Section 1.2 to Article I and Section 2.2 to Article II, which now provide that a stockholder seeking to propose business or submit a director nomination at an annual meeting must provide notice to the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the annual meeting is advanced by more than 30 days, or delayed by more than 30 days, from such anniversary date, such notice must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

The amended By-Laws also require the stockholders making such proposals or nominations to disclose, among other things, all ownership interests, hedges, economic incentives (including synthetic or temporary stock ownership) and rights to vote any shares of any security of the Company. In addition, the amended By-Laws provide that a stockholder bringing other business at a stockholders’ meeting or making a director nomination must be a stockholder not only at the time of giving notice of the proposal or nomination, but also at the time of the annual meeting.

Section 1.3 (formerly section 1.2) of Article I already provided that only the Board of Directors or a duly designated committee of the Board of Directors may call a special meeting of stockholders.  This section was amended to clarify that the only business that properly may be brought before a special meeting of stockholders is business specified in the notice of the meeting, or any supplement thereto, given by the Company or otherwise properly brought before the meeting by the presiding officer, at the direction of the Board of Directors or by an authorized committee of the Board of Directors.  This amendment was made to avoid any confusion that the advance notice provision, described above, would permit stockholders to bring any proposals before a special meeting called by the Board of Directors.

The amended By-Laws are included as Exhibit 3(b) to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit 3(b)    Bylaws, as amended effective as of December 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

/s/ Michael J. Celebrezze
Michael J. Celebrezze
Senior Vice President/Finance and
Chief Financial Officer

Date:  January 6, 2009